UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2005

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 713-646-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry Into A Material Definitive Agreement

           On September 22, 2005, Plains All American Pipeline, L.P. (the “Partnership”) entered into an underwriting agreement with Wachovia Capital Markets, LLC, UBS Securities LLC, Citigroup Global Markets Inc., A.G. Edwards & Sons, Inc., Lehman Brothers Inc., RBC Capital Markets Corporation and Sanders Morris Harris Inc. in connection with the sale by the Partnership of 4,500,000 common units of the Partnership (the “Offering”). The underwriters were also granted an option to purchase up to an additional 675,000 common units.

Item 7.01.      Regulation FD Disclosure

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

On September 22, 2005, the Partnership issued a press release announcing that it had priced the Offering. The common units are being offered pursuant to an effective shelf registration statement that the Partnership previously filed with the U.S. Securities and Exchange Commission. The Partnership is filing a copy of such press release as Exhibit 99.1 hereto.

Item 9.01.                                          Exhibits

(c)                                   Exhibits.

5.1                                 Legal Opinion of Vinson & Elkins L.L.P.

8.1                                 Opinion of Vinson & Elkins L.L.P. as to certain tax matters.

23.1                           Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).

99.1                           Press Release of Plains All American Pipeline, L.P. dated September 22, 2005.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: September 29, 2005	By:	Plains AAP, L.P., its general partner

	By:	Plains All American GP LLC, its general partner

	By:	/s/ PHIL KRAMER
Name: Phil Kramer
Title:Executive Vice President